EXHIBIT 99.1
Houston, Texas
July 31, 2013

FOR IMMEDIATE RELEASE - EARNINGS

ATWOOD OCEANICS, INC., announced today that the Company earned net income of $90.0 million or $1.37 per diluted share, on revenues of $272.7 million for the quarter ended June 30, 2013 compared to net income of $85.5 million or $1.28 per diluted share on revenues of $253.2 million for the quarter ended March 31, 2013 and compared to net income of $51.7 million or $0.79 per diluted share, on revenues of $178.6 million for the quarter ended June 30, 2012. For the nine months ended June 30, 2013, the Company earned net income of $248.3 million or $3.75 per diluted share, on revenues of $770.9 million compared to net income of $176.6 million or $2.69 per diluted share, on revenues of $534.9 million for the nine months ended June 30, 2012.

	For the Three Months Ended
(In thousands, except per share amounts)	June 30, 2013	March 31, 2013	June 30, 2012
Revenues	$272,688	$253,161	$178,603
Income before Income Taxes	105,130	97,432	61,990
Provision for Income Taxes	(15,149)	(11,913)	(10,279)
Net Income	$89,981	$85,519	$51,711

Earnings per Common Share -
Basic	$1.38	$1.30	$0.79
Diluted	$1.37	$1.28	$0.79

Weighted Average Shares
Outstanding -
Basic	65,062	65,733	65,362
Diluted	65,858	66,589	65,823

	For the Nine Months Ended
(In thousands, except per share amounts)	June 30, 2013	June 30, 2012

Revenues	$770,942	$534,896
Income before Income Taxes	286,649	203,413
Provision for Income Taxes	(38,318)	(26,768)
Net Income	$248,331	$176,645

Earnings per Common Share -
Basic	$3.79	$2.71
Diluted	$3.75	$2.69

Weighted Average Shares
Outstanding -
Basic	65,441	65,221
Diluted	66,180	65,715

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(In thousands, except per share amounts)	2013	2012	2013	2012
REVENUES:
Contract drilling	$272,688	$178,603	$770,942	$534,896

COSTS AND EXPENSES:
Contract drilling	117,963	87,374	337,352	245,060
Depreciation	30,352	15,650	86,412	46,419
General and administrative	13,663	11,856	44,152	37,502
Other, net	(55)	274	(68)	1,137
	161,923	115,154	467,848	330,118

OPERATING INCOME	$110,765	$63,449	$303,094	$204,778

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(5,692)	(1,517)	(16,647)	(1,623)
Interest Income	57	58	202	258
	(5,635)	(1,459)	(16,445)	(1,365)

INCOME BEFORE INCOME TAXES	105,130	61,990	286,649	203,413
PROVISION FOR INCOME TAXES	15,149	10,279	38,318	26,768
NET INCOME	$89,981	$51,711	$248,331	$176,645

EARNINGS PER COMMON SHARE:
Basic	$1.38	$0.79	$3.79	$2.71
Diluted	$1.37	$0.79	$3.75	$2.69
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	65,062	65,362	65,441	65,221
Diluted	65,858	65,823	66,180	65,715

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS
(Unaudited)

	REVENUES
	Three Months Ended			Nine Months Ended
(In millions)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Atwood Condor	$42.5	$39.3	$—	$122.3	$—
Atwood Osprey	44.5	36.9	43.5	123.8	120.5
Atwood Eagle	31.5	35.0	31.1	93.9	100.2
Atwood Falcon	32.1	34.0	17.6	101.5	58.1
Atwood Hunter	38.7	35.0	47.4	110.8	140.1
Atwood Aurora	12.2	11.8	14.2	36.4	39.3
Atwood Beacon	14.0	14.8	10.3	42.8	31.0
Atwood Mako	13.2	13.1	—	39.5	—
Atwood Manta	13.0	12.5	—	28.8	—
Atwood Orca	9.9	—	—	9.9	—
Vicksburg	9.9	9.9	8.1	29.0	25.4
Reimbursable	11.2	10.9	6.4	32.3	20.3
	$272.7	$253.2	$178.6	$771.0	$534.9

	CONTRACT DRILLING COSTS
	Three Months Ended			Nine Months Ended
(In millions)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Atwood Condor	$16.4	$14.6	$—	$45.3	$—
Atwood Osprey	16.8	15.4	15.3	47.5	46.6
Atwood Eagle	15.5	15.2	14.5	50.5	46.3
Atwood Falcon	16.3	13.4	20.5	44.0	38.3
Atwood Hunter	11.0	10.1	11.5	32.6	35.0
Atwood Aurora	6.1	6.2	7.1	18.7	23.8
Atwood Beacon	7.0	8.4	7.4	25.6	21.4
Atwood Mako	4.8	5.4	—	15.4	—
Atwood Manta	4.8	5.1	—	12.0	—
Atwood Orca	3.7	—	—	4.0	—
Vicksburg	4.9	4.6	4.7	14.2	14.8
Reimbursable	8.5	8.9	2.5	23.4	11.9
Other	2.2	0.2	3.9	4.2	6.9
	$118.0	$107.5	$87.4	$337.4	$245.0

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2013	September 30, 2012
ASSETS
Cash and cash equivalents	$221,877	$77,871
Accounts receivable, net of allowance for doubtful accounts of $4,000 and $0 at June 30, 2013 and September 30, 2012, respectively	179,980	167,186
Income tax receivable	7,141	5,750
Inventories of materials and supplies	100,825	80,290
Prepaid expenses and deferred costs	23,226	39,437
Total current assets	533,049	370,534

Property and equipment, net	3,035,572	2,537,340

Other receivables	11,869	11,875
Deferred costs and other assets	22,823	24,013
Total assets	$3,603,313	$2,943,762

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$72,622	$83,592
Accrued liabilities	32,340	24,478
Notes payable	—	5,148
Income tax payable	16,022	9,711
Deferred credits	13,773	13,738
Total current liabilities	134,757	136,667

Long-term debt	1,338,500	830,000
Deferred income taxes	8,186	8,791
Deferred credits	1,322	8,928
Other	21,867	19,954
Total long-term liabilities	1,369,875	867,673

Commitments and contingencies

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 90,000 shares authorized with 63,952 and 65,452 issued and outstanding at June 30, 2013 and September 30, 2012, respectively	63,952	65,452
Paid-in capital	176,909	160,540
Retained earnings	1,859,512	1,716,441
Accumulated other comprehensive loss	(1,692)	(3,011)
Total shareholders' equity	2,098,681	1,939,422
Total liabilities and shareholders' equity	$3,603,313	$2,943,762

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
(In thousands)	2013	2012
Cash flows from operating activities:
Net income	$248,331	$176,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	86,412	46,419
Amortization of debt issuance costs and bond premium	3,083	2,590
Amortization of deferred items	1,227	3,736
Provision for doubtful accounts	3,510	540
Provision for inventory obsolescence	1,530	615
Deferred income tax benefit	(605)	(513)
Share-based compensation expense	10,418	7,709
Other, net	(67)	1,137
Change in assets and liabilities:
Accounts receivable	(18,297)	2,253
Income tax receivable	(1,391)	890
Inventory	(22,065)	(15,200)
Prepaid expenses	12,788	6,186
Deferred costs and other assets	(9,519)	(22,343)
Accounts payable	(10,970)	20,467
Accrued liabilities	(6,745)	2,356
Bond premium	8,500	—
Income tax payable	6,311	(4,859)
Deferred credits and other liabilities	9,989	10,006
Net cash provided by operating activities	322,440	238,634

Cash flows from investing activities:
Capital expenditures	(569,696)	(594,789)
Proceeds from sale of assets	129	7,513
Net cash used in investing activities	(569,567)	(587,276)

Cash flows from financing activities:
Proceeds from issuance of bonds	200,000	450,000
Proceeds from bank credit facilities	400,000	135,000
Principal payments on bank credit facilities	(100,000)	(450,000)
Principal payments on notes payable	(5,148)	(5,461)
Repurchase and retirement of common shares	(107,260)	—
Proceeds from exercise of stock options	6,451	3,262
Debt issuance costs paid	(2,910)	(181)
Net cash provided by financing activities	391,133	132,620
Net increase (decrease) in cash and cash equivalents	$144,006	$(216,022)
Cash and cash equivalents, at beginning of period	$77,871	$295,002
Cash and cash equivalents, at end of period	$221,877	$78,980

Atwood Oceanics, Inc. is a global offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells. The company currently owns 13 mobile offshore drilling units and is constructing four ultra-deepwater drillships. The company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

Contact: Mark L. Mey
(281) 749-7902